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                                    EXHIBIT (11)




                       PAUL, HASTINGS, JANOFSKY & WALKER LLP
                               555 West Flower Street
                           Los Angeles, California 90071
                                   (213) 683-6000

                                   April 6, 1998

Nicholas-Applegate Mutual Funds
600 West Broadway
San Diego, California 92101

Ladies and Gentlemen:

          We have acted as counsel to Nicholas-Applegate Mutual Funds, a Delaware business trust (the "Trust"), in connection with the issuance of shares of beneficial interest ("Shares") in the Nicholas-Applegate Balanced Growth Portfolio A and Nicholas-Applegate Worldwide Growth Portfolio A series of the Trust (the "Funds") in a public offering pursuant to a Registration Statement on Form N-14 (Registration No. 33-56094), as amended, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement").

          In our capacity as counsel for the Trust, we have examined the Registration Statement, including the form of Agreement and Plan of Reorganization between the Trust and The Fontaine Trust set forth therein, the Amended and Restated Declaration of Trust of the Trust, as amended, the bylaws of the Trust, as amended, originals or copies of actions of the Board of Trustees of the Trust as furnished to us by the Trust, certificates of public officials, statutes and such other documents, records and certificates as we have deemed necessary for the purposes of this opinion.

          Based upon our examination as aforesaid, we are of the opinion that the Shares are duly authorized and, when sold as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion of counsel as an exhibit to the Registration Statement.

                              Very truly yours,

                    /s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP

                    PAUL, HASTINGS, JANOFSKY & WALKER LLP